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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 23, 2002

ZENITH NATIONAL INSURANCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9627	95-2702776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (818) 713-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On August 23, 2002, Zenith Insurance Company, a wholly-owned subsidiary of the Registrant, Zenith National Insurance Corp., completed its purchase of approximately 19.2 million Ordinary Shares of Advent Capital (Holdings) PLC, a UK company ("Advent Capital"), for approximately $15.0 million in an open offer and placing of shares made in July 2002. With this purchase, the Registrant owns approximately 20% of the outstanding shares of Advent Capital. Advent Capital and its subsidiaries operate in the property and casualty insurance business in the United Kingdom by providing corporate capital to support underwriting of various Lloyd's syndicates and by managing those syndicates. Fairfax Financial Holdings Limited ("Fairfax"), which owns approximately 42% of the outstanding shares of common stock of the Registrant, also participated in the open offer and placing of shares by Advent Capital. Fairfax now owns directly approximately 47% of Advent Capital. Zenith Insurance Company used available funds from its short-term investments to fund the purchase of the Advent Capital shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)    Financial Statements of Business Acquired. The required financial statements for the acquired business are not included in this Report at this time. The Registrant will file such financial statements by amendment within sixty days after the date on which this Report is required to be filed.

  (b)    Pro Forma Financial Information. The required pro forma financial information is not included in this Report at this time. The Registrant will file such pro forma financial information within sixty days after the date on which this Report is required to be filed.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: September 3, 2002	By:	/s/ WILLIAM J. OWEN William J. Owen Senior Vice President & Chief Financial Officer

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SIGNATURE